February 9, 2015

The Ensign Group Announces Public Offering of Common Stock

MISSION VIEJO, Calif., February 9, 2015 (GLOBE NEWSWIRE) - The Ensign Group, Inc. (“Ensign”) (NASDAQ: ENSG), the parent company of the Ensign™ group of skilled nursing, rehabilitative care services, assisted living, home health, home care, hospice care and urgent care companies, announced today that it has commenced an underwritten public offering of 2,500,000 shares of its common stock. Ensign intends to use the net proceeds from this offering to repay borrowings under its revolving credit facility and for general corporate purposes, which could include working capital, capital expenditures and acquisitions. The Company has used and expects to continue to use its revolving credit facility primarily to fund acquisitions. All of the shares to be sold in the offering are being sold by Ensign. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or the actual size or terms of the offering.

Wells Fargo Securities, LLC is acting as book-running manager for the offering. Ensign will grant the underwriters a 30-day option to purchase an additional 375,000 shares of its common stock.

Ensign has filed a registration statement (including a prospectus), which became automatically effective upon filing on July 15, 2014, and has filed a preliminary prospectus supplement with the SEC for the offering to which this press release relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents that Ensign has filed with the SEC for more complete information about Ensign and the offering. You may get copies of the preliminary prospectus supplement and the accompanying prospectus, and, when available, the final prospectus supplement, relating to the offering for free by visiting EDGAR on the SEC website at www.sec.gov or by contacting: Wells Fargo Securities, LLC Attention: Equity Syndicate Department, 375 Park Avenue, New York, NY 10152, or by telephone at (800) 326-5897, or by email at cmclientsupport@wellsfargo.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any offer or sale of, any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Ensign™

The Ensign Group, Inc.’s independent operating subsidiaries provide a broad spectrum of skilled nursing and assisted living services, physical, occupational and speech therapies, home health and home care services, hospice services, urgent care services and other rehabilitative and healthcare services at 143 facilities, eleven hospice agencies, thirteen home health agencies, two home care businesses, sixteen urgent care clinics and a mobile x-ray and diagnostic company located in California, Arizona, Texas, Washington, Utah, Idaho, Colorado, Nevada, Iowa, Nebraska, Oregon and Wisconsin.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements that are based on management's current expectations, assumptions and beliefs about its business, financial performance, operating results, the industry in which it operates and other future events. Forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to materially and adversely differ from those expressed in any forward-looking statement.

These risks and uncertainties relate to market conditions and the completion of the public offering on the anticipated terms or at all and to the company's business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve facilities, its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of facilities; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of facilities; competition from other companies in the acquisition, development and operation of facilities; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations, require it to incur significant expenditures or limit its ability to relocate its facilities if necessary. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the company's periodic filings with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2014, for a more complete discussion of the risks and other factors that could affect Ensign's business, prospects and any forward-looking statements. Except as required by the federal securities laws, Ensign does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.

CONTACT: The Ensign Group, Inc., (949) 487-9500, ir@ensigngroup.net

SOURCE: The Ensign Group, Inc.